LMI Aerospace Growth Story

presented to: **Association for Corporate Growth**

March 17, 2017

LMI aerospace

a higher level of performance

The following notices are provided in connection with the proposed merger of LMI Aerospace, Inc., with a subsidiary of Sonaca S.A., pursuant to a merger agreement entered into on February 16, 2017.

Additional Information and Where to Find It

In connection with the proposed merger with a wholly-owned indirect subsidiary of Sonaca S.A., LMI Aerospace, Inc. (the "Company") filed a preliminary proxy statement with the Securities and Exchange Commission (the "SEC") on Schedule 14A on March 15, 2017, and will file or furnish other relevant materials with the SEC. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY'S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and shareholders may obtain a free copy of documents filed by the Company with the SEC at the SEC's website at http://www.sec.gov. In addition, investors and shareholders may obtain a free copy of the Company's filings with the SEC from the Company's website at http://www.lmiaerospace.com or by directing a request to: LMI Aerospace, Inc., 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301, Attention: Corporate Secretary, (636) 946-6525.

Participants in the Solicitation

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company and their ownership of the Company's common stock is set forth in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 15, 2017, its preliminary proxy statement referenced above, and its definitive proxy statement for its 2016 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 29, 2016. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed merger due to securities holdings, vesting of equity awards, rights to severance payments and other rights set forth in current employment agreements and prospective employment agreements that are expected to become effective as of the closing of the merger. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the merger the Company will file with the SEC and furnish to the Company's shareholders.

WHO WE ARE



A leading supplier of **structural solutions and engineering services** for **large commercial airplanes, business & regional jets** and **military aircraft**.



HOW WE BEGAN

Leonard's METAL INC.

FOUNDED 1948


ERSA

HOW WE HAVE EVOLVED


2001: Acquired Versaform and Southern Stretch Forming & Fabrication
2001: Acquired Tempco Engineering
2009: Acquired Intec
1948: Company founded
1998: Went public
2012: Acquired TASS
1950
1960
1970
1980
1990
2000
2010
2020
2017: Signed merger agreement to be acquired by Sonaca Group
2007: Acquired D3 Technologies
2012: Acquired Valent
2014: Launched new LMI Aerospace brand

> “Coming together is a beginning,
> **keeping together is progress,**
> **working together is success.**”
>
> – Henry Ford

WHERE WE ARE TODAY

21 LOCATIONS WORLDWIDE | APPROXIMATELY 2,000 EMPLOYEES


ENGLAND
SRI LANKA

DESIGN (5)
Everett, WA
San Diego, CA
Dallas, TX
London, England
Negombo, Sri Lanka

FORMING (5)
Auburn, WA
Vista, CA
St. Charles, MO
Mexicali, Mexico

ASSEMBLY (4)
Lenexa, KS
Cottonwood Falls, KS
St. Charles, MO
Auburn, WA

MACHINING (4)
Sun Valley, CA
Washington, MO
Wichita, KS
Fredonia, KS

COMPOSITES (1)
Everett, WA

DISTRIBUTION (2)
Catoosa, OK
Savannah, GA

PROCESSING (2)
Cuba, MO
Tulsa, OK

★ **HQ St. Charles, MO**

HOW WE LOOK TODAY

IN 2016 WE DELIVERED:
- 6.4 million+ parts
- 42,000+ unique part numbers

2016 TOTAL REVENUE: **$347.4 M**
Prior to intercompany eliminations

AEROSTRUCTURE	$311M
ENGINEERING	$36M

$197M	**LARGE COMMERCIAL**
$81M	**BUSINESS & REGIONAL**
$46M	**MILITARY**
$23M	**OTHER**


10%
90%


7%
13%
57%
23%

SONACA ACQUISITION

16 FEBRUARY 2017

Signed merger agreement to be acquired by Sonaca Group *(privately held company headquartered in Belgium)*

MID-2017

Transaction excepted to close *(pending shareholder and regulatory approvals)*

DEAL HIGHLIGHTS

PURCHASE PRICE: **$14 / SHARE**

- 52% premium over LMIA closing price on 16 FEB 2017
- 63% premium over LMIA 3-month volume weighted average price*
- 78% premium over LMIA 6-month volume weighted average price*

EQUITY VALUE: **~ $190M**

ENTERPRISE VALUE: **~ $432M****

WILL OPERATE AS: **LMI Aerospace – A Member of the Sonaca Group**

LMI HEADQUARTERS: **To remain here in St. Louis**

Complementary businesses, different customers

New sources to support capital investments, R&D

Combined, we expect to be at forefront of our space in industry

*Up to and including Feb. 16, 2017
**Estimate based on debt outstanding as of Feb. 16, 2017

OUR FOCUS RIGHT NOW

ENTERPRISE: Continuing to harness **Power of One** and strength of many

AEROSTRUCTURES: Getting ready for production ramp-ups

ENGINEERING SERVICES: Pursuing new revenue opportunities

SONACA: Preparing for transaction close

LMI aerospace

a higher level of performance